UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K/A
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026
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MasterBrand, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

877-622-4782
(Registrant’s telephone number, including area code)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Effective as of May 28, 2026 (the “Closing Date”), MasterBrand, Inc., a Delaware corporation (“MasterBrand”) completed its previously announced transaction with American Woodmark Corporation, a Virginia corporation (“American Woodmark”) (the “Closing”). Pursuant to the Agreement and Plan of Merger, dated as of August 5, 2025 (the “Merger Agreement”), on the Closing Date, Maple Merger Sub, Inc., a Virginia corporation and wholly-owned subsidiary of MasterBrand (“Merger Sub”) merged with and into American Woodmark (the “Merger”) at the effective time of the Merger (the “Effective Time”), with American Woodmark continuing as the surviving entity. Pursuant to the Merger Agreement, at the Effective Time, each share of American Woodmark common stock outstanding was converted into the right to receive 5.150 shares of MasterBrand common stock (such ratio, the “Exchange Ratio”), plus cash in lieu of any fractional shares.

On May 28, 2026, MasterBrand filed its Current Report on Form 8-K (the “Initial 8-K”) to report the closing of the Merger on May 28, 2026. Under Item 9.01 of the Initial 8-K, MasterBrand stated that (a) the financial statements of the business acquired required by Item 9.01(a) would be filed by amendment to the Initial 8-K no later than 71 calendar days after the date on which the Initial 8-K was required to be filed, and (b) the pro forma financial information required by Item 9.01(b) would be filed by amendment to the Initial 8-K no later than 71 calendar days after the date on which the Initial 8-K was required to be filed. Accordingly, this Current Report on Form 8-K/A amends Item 9.01 of the Initial 8-K to present certain financial statements and certain pro forma financial information. Except for this Explanatory Note, the filing of the financial statements and the pro forma financial information required by Item 9.01, and the consent of Ernst & Young LLP filed herewith as Exhibit 23.1, there are no changes to the Initial 8-K.

The unaudited pro forma condensed combined financial information included in this amendment to the Initial 8-K are presented for illustrative purposes only, contain a variety of adjustments, assumptions and estimates, and are not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Acquisition been completed on the date indicated. The combined company’s actual results and financial position may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K/A. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to MasterBrand’s or American Woodmark’s business, as applicable (including each company’s ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, and general business and economic conditions.

Item 9.01.    Financial Statements and Exhibits.
(a)    Financial statements of business acquired.
The audited financial statements of American Woodmark as of and for the fiscal year ended April 30, 2025, including the related notes thereto, are filed herewith as Exhibit 99.1.

The unaudited financial statements of American Woodmark as of and for the six months ended October 31, 2025, including the related notes thereto, are filed herewith as Exhibit 99.2.

The unaudited financial statements of American Woodmark as of and for the nine months ended January 31, 2026, including the related notes thereto, are filed herewith as Exhibit 99.3.

(b)    Pro forma financial information
The unaudited pro forma condensed combined balance sheet of MasterBrand as of March 29, 2026, and the unaudited pro forma condensed combined statements of operations of MasterBrand for the thirteen weeks ended March 29, 2026 and the fifty-two weeks ended December 28, 2025, including the related notes thereto, giving effect to the Merger are filed herewith as Exhibit 99.4. The unaudited pro forma financial information gives effect to the Merger on the basis of, and subject to, the assumptions set forth in accordance with Article 11 of Regulation S-X.

(c) Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP. Independent Registered Public Accounting Firm
99.1	Audited financial statements of American Woodmark Corporation as of and for the fiscal year ended April 30, 2025, including the related notes thereto.
99.2	Unaudited financial statements of American Woodmark Corporation as of and for the six months ended October 31, 2025, including the related notes thereto.
99.3	Unaudited financial statements of American Woodmark Corporation as of and for the nine months ended January 31, 2026, including the related notes thereto.
99.4
Unaudited pro forma condensed combined balance sheet of MasterBrand as of March 29, 2026, and the unaudited pro forma condensed combined statements of operations of MasterBrand for the thirteen weeks ended March 29, 2026 and the fifty-two weeks ended December 28, 2025, including the related notes thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MasterBrand, Inc.
(Registrant)

Date: June 26, 2026	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	President & Chief Executive Officer